                                                                       EXHIBIT 4

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                AMENDMENT NO. 2
                                      to
                                 SCHEDULE 13D
                       Under the Securities Exchange Act
                                    of 1934

                            CONSUMERS WATER COMPANY
                            -----------------------
                               (Name of Issuer)

                          COMPAGNIE GENERALE DES EAUX
                          ---------------------------
                       (Name of Person Filing Statement)

                   Common Shares, Par Value $1.00 Per Share
                   ----------------------------------------
                        (Title of Class of Securities)

                                  210723 10 2
                                --------------
                                (CUSIP Number)

                               Jean-Claude Banon
                          Compagnie Generale des Eaux
                                52, rue d'Anjou
                              75384 Paris, France
                               33-1-42-66-91-50
               -------------------------------------------------
                (Name, Address, and Telephone Number of Person
               Authorized to Receive Notices and Communications)

                   Copies of all notices should be sent to:

                          Rohan S. Weerasinghe, Esq.
                              Shearman & Sterling
                             599 Lexington Avenue
                              New York, NY 10022
                                (212) 848-7088

                               September 7, 1988
                         -----------------------------
                         (Date of Event which Requires
                           Filing of this Statement)

     If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box: [_]

Check the following box if a fee is being paid with this statement: [_]

                               Page 1 of 4 Pages

-----------------------                                  ---------------------
 CUSIP NO. 210723-10-2                13D                  PAGE 2 OF 4 PAGES
-----------------------                                  ---------------------

------------------------------------------------------------------------------
      NAME OF REPORTING PERSON
 1    S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

      Compagnie Generale des Eaux
------------------------------------------------------------------------------
      CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
 2                                                                    (a) [_]
                                                                      (b) [_]
------------------------------------------------------------------------------
      SEC USE ONLY
 3

------------------------------------------------------------------------------
      SOURCE OF FUNDS*
 4
      WC
------------------------------------------------------------------------------
      CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT
      TO ITEMS 2(d) or 2(e)                                               [_]
 5
------------------------------------------------------------------------------
      CITIZENSHIP OR PLACE OF ORGANIZATION
 6
      Republic of France
------------------------------------------------------------------------------
                          SOLE VOTING POWER
                     7    1,160,075 shares owned directly
     NUMBER OF                8,900 shares subject to option

      SHARES       -----------------------------------------------------------
                          SHARED VOTING POWER
   BENEFICIALLY      8

     OWNED BY
                   -----------------------------------------------------------
       EACH               SOLE DISPOSITIVE POWER
                     9    1,160,075 shares owned directly
    REPORTING                 8,900 shares subject to option

      PERSON       -----------------------------------------------------------
                          SHARED DISPOSITIVE POWER
       WITH          10

------------------------------------------------------------------------------
      AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
11    1,160,075 shares owned directly
          8,900 shares subject to option

------------------------------------------------------------------------------
      CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*
12
                                                                          [_]
------------------------------------------------------------------------------
      PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
13    19.7% owned directly
        .1% subject to option
------------------------------------------------------------------------------
      TYPE OF REPORTING PERSON*
14
      CO
------------------------------------------------------------------------------
                     *SEE INSTRUCTIONS BEFORE FILLING OUT!

          This Amendment No. 2, which amends the Schedule 13D, as amended, previously filed, of Compagnie Generale des Eaux, a French corporation, is filed to reflect information required pursuant to Rule 13d-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, relating to the shares of Common Stock, par value $1.00 per share, of Consumers Water Company (the "Shares"). Except as defined herein, all terms are used herein as defined in the Schedule 13D, as amended, filed prior hereto.

Item 3.   Source and Amount of Funds or Other Consideration
          -------------------------------------------------

          The first sentence of Item 3 of the Schedule 13D, as amended, filed prior hereto is deleted in its entirety and is amended and restated as follows:

          The aggregate purchase price for all of the Shares reported in this statement was approximately $18,884,960.50 (including brokerage fees).

Item 5.   Interest in Securities of the Issuer
          ------------------------------------

          Item 5 is supplemented as follows:

          As of September 7, 1998 CGE is the direct owner, with sole dispositive and voting power, of 1,160,075 Shares, or approximately 19.7%, of the issued and outstanding Shares (based upon the 5,896,121 Shares indicated to be outstanding as of August 5, 1988, according to Issuer's Form 10-Q for the quarter ended June 30, 1988). In addition, as of the close of business on September 7, 1988, CGE is also the beneficial owner of 8,900 Shares subject to the Option Agreement, constituting an additional 0.1% of the outstanding Shares.

          In the past sixty days CGE has made the following purchases of Shares, all of which were open market transactions:


  Date of                        Number of                 Price Per Share
of Purchase                   Shares Purchased         (Excluding Commissions)
-----------                   ----------------         -----------------------
July 7, 1988                       2,600                      $18.385
July 8, 1988                       2,000                      $18.385
July 26, 1988                      3,000                      $18.385
August 4, 1988                     5,000                      $18.385
August 11, 1988                    3,000                      $18.385
August 26, 1988                    1,000                      $18.385
August 29, 1988                    5,000                      $18.635
August 31, 1988                    2,000                      $18.635
September 7, 1988                 35,000                      $18.51
September 7, 1988                  7,500                      $18.635


                               Page 3 of 4 Pages

                                   SIGNATURE
                                   ---------

           After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

                                                     COMPAGNIE GENERALE DES EAUX


                                                      By /s/ Jean-Marie Blondeau
                                                         -----------------------
                                                           Jean-Marie Blondeau
                                                             Senior Executive
                                                              Vice President

Dated:  September 9, 1988



                               Page 4 of 4 Pages